Exhibit 99.1

BioSig Regains Compliance with All

Nasdaq Listing Standards

Westport, CT, February 22, 2023 (GLOBE NEWSWIRE) - BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), an advanced digital signal processing technology company delivering unprecedented accuracy and precision to intracardiac signal visualization with its proprietary PURE EP™ System, announced today that it has received written notice from the Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq because the bid price of the Company’s common stock closed at or above $1.00 per share for a period of 10 consecutive business days, from February 6, 2023 to February 17, 2023. In addition, on February 21, 2023, the Company received a second written notice from Nasdaq notifying the Company that compliance with Nasdaq Listing Rule 5550(b) was regained by meeting an alternative compliance standard related to the market value of listed securities (“MVLS”) because the Company’s MVLS had been $35 million or greater for a period of 11 consecutive business days, from January 31, 2023 to February 17, 2023. Per the notices, Nasdaq considers both matters closed.

About the PURE EP™ System

The PURE EP™ System is a combination of hardware and software that enables the real-time acquisition of raw signal data—absent of unnecessary noise or interference—allowing physicians to make informed clinical decisions based on clear and precise data. With the heightened visualization of active signals, the PURE EP™ System is facilitating personalized patient care and innovations in the field of electrophysiology.

About BioSig Technologies, Inc.

BioSig Technologies is an advanced digital signal processing technology company bringing never-before-seen insights to the treatment of cardiovascular arrhythmias. Through collaboration with physicians, experts, and healthcare leaders across the field of electrophysiology (EP), BioSig is committed to addressing healthcare's biggest priorities — saving time, saving costs, and saving lives.

The Company's first product, the PURE EP™ System, an FDA 510(k) cleared non-invasive class II device, provides superior, real-time signal visualization allowing physicians to perform insight-based, highly targeted cardiac ablation procedures with increased procedural efficiency and efficacy.

The PURE EP™ System is currently in a national commercial launch and an integral part of well-respected healthcare systems, such as Mayo Clinic, Texas Cardiac Arrhythmia Institute, Cleveland Clinic, and Kansas City Heart Rhythm Institute. In a blinded clinical study recently published in the Journal of Cardiovascular Electrophysiology, electrophysiologists rated PURE EP™ as equivalent or superior to conventional systems for 93.6% of signal samples, with 75.2% earning a superior rating.

The global EP market is projected to reach $16B in 2028 with an 11.2% growth rate.1

1Global Market Insights Inc. March 08, 2022.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.